UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2025

Aon plc

(Exact Name of Registrant as Specified in Charter)

Ireland	1-7933	98-1539969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 George’s Quay, Dublin 2, Ireland D02 VR98

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +353 1 266 6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares $0.01 nominal value	AON	New York Stock Exchange
Guarantees of Aon plc’s 3.875% Senior Notes due 2025	AON25	New York Stock Exchange
Guarantees of Aon plc’s 2.875% Senior Notes due 2026	AON26	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.85% Senior Notes due 2027	AON27	New York Stock Exchange
Guarantees of Aon North America, Inc.’s 5.125% Senior Notes due 2027	AON27B	New York Stock Exchange
Guarantees of Aon North America, Inc.’s 5.150% Senior Notes due 2029	AON29	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.05% Senior Notes due 2031	AON31	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.60% Senior Notes due 2031	AON31A	New York Stock Exchange
Guarantees of Aon North America, Inc.’s 5.300% Senior Notes due 2031	AON31B	New York Stock Exchange
Guarantee of Aon Corporation and Aon Global Holdings plc’s 5.00% Senior Notes due 2032	AON32	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 5.35% Senior Notes due 2033	AON33	New York Stock Exchange
Guarantees of Aon North America, Inc.’s 5.450% Senior Notes due 2034	AON34	New York Stock Exchange
Guarantees of Aon plc’s 4.250% Senior Notes due 2042	AON42	New York Stock Exchange
Guarantees of Aon plc’s 4.45% Senior Notes due 2043	AON43	New York Stock Exchange
Guarantees of Aon plc’s 4.600% Senior Notes due 2044	AON44	New York Stock Exchange
Guarantees of Aon plc’s 4.750% Senior Notes due 2045	AON45	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 2.90% Senior Notes due 2051	AON51	New York Stock Exchange
Guarantees of Aon Corporation and Aon Global Holdings plc’s 3.90% Senior Notes due 2052	AON52	New York Stock Exchange
Guarantees of Aon North America, Inc.’s 5.750% Senior Notes due 2054	AON54	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2025, Aon plc (the “Company”) announced that David DeBrunner will join the Company as Senior Vice President, Global Controller and Chief Accounting Officer, effective September 15, 2025 (the “Effective Date”). As of the Effective Date, Mr. DeBrunner will serve as the Company’s principal accounting officer. Mr. DeBrunner will report to Edmund Reese, Executive Vice President and Chief Financial Officer of the Company.

Mr. DeBrunner, age 59, serves as the Vice President, Controller and Chief Accounting Officer of Ally Financial Inc. (“Ally”), a bank holding company, a role he has held since September 2007. Prior to joining Ally, Mr. DeBrunner was Senior Vice President and Corporate Controller at Fifth Third Bancorp.

Aon Corporation, an indirectly wholly owned subsidiary of the Company, and Mr. DeBrunner entered into an offer letter, dated as of July 20, 2025 (the “Offer Letter”). Pursuant to the Offer Letter, Mr. DeBrunner will be entitled to an initial base salary of $500,000 per year. Mr. DeBrunner will also be eligible for a target annual incentive award of 100% of his base salary beginning in 2026. In addition, Mr. DeBrunner will be entitled to participate in the long-term incentive compensation programs for the Company’s senior executives in accordance with the provisions of such programs, as amended from time to time, subject to approval by the Organization and Compensation Committee of the Company’s Board of Directors.

In addition, Mr. DeBrunner will receive a cash sign-on bonus (the “Sign-On Award”) in an aggregate amount of up to $2.1 million, to be paid in periodic installments during the first year of his employment with the Company. In the event that Mr. DeBrunner voluntarily terminates his employment with the Company, or in the event the Company terminates Mr. DeBrunner’s employment for “cause,” in each case during the first two years of Mr. DeBrunner’s employment with the Company, all unpaid installments of the Sign-On Award will be forfeited and all paid installments of the Sign-On Award will be subject to clawback by the Company.

During the course of his employment, Mr. DeBrunner will also be entitled to participate in the Company’s employee benefit plans generally available to senior executives of the Company. As a condition of his employment, Mr. DeBrunner will be required to execute the Company’s standard Confidentiality and Non-Solicitation Agreement, which contains certain non-solicitation and confidentiality covenants.

On the Effective Date, Mr. DeBrunner will succeed Michael Neller, who has served as the Company’s Chief Accounting Officer and Global Controller since February 21, 2018. On March 13, 2025, the Company announced that Mr. Neller will transition into a new role as Deputy Global Chief People Officer and Head of Total Rewards and Talent Development of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon plc

By:	/s/ Darren Zeidel
Name:	Darren Zeidel
Title:	Executive Vice President, General Counsel and Company Secretary

Date: July 29, 2025